UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 14, 2007, Sycamore Networks, Inc. (the “Company”) received a letter from the Staff of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of the Company’s failure to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended January 27, 2007, the Company is not in compliance with Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires that listed companies make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Act of 1934, as amended. Pursuant to Marketplace Rule 4804(c), as requested in the letter, the Company will present its views in writing with respect to this deficiency to the Nasdaq Listings Qualification Panel (the “Panel”) not later than March 21, 2007 and the Company will request a similar extension of time to file its second quarter Form 10-Q for the period ended January 27, 2007 in its submission to Nasdaq.

As previously announced, the Company received letters from Nasdaq on October 18, 2006 and December 12, 2006, indicating that the Company’s common stock was subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14) due to the delay in the filing of its Form 10-K for the year ended July 31, 2006 and its Form 10-Q for the period ended October 28, 2006. Such filings were delayed due to an ongoing investigation under the direction of the Audit Committee of the Company’s Board of Directors into the granting of stock options and related accounting matters. The Company appealed the Nasdaq Staff’s determination to the Panel, which automatically stayed the delisting of the Company’s common stock pending the Panel’s review and determination. On January 25, 2007, the Panel granted the Company an exception to Nasdaq’s filing requirements, subject to specified conditions, until March 14, 2007. On March 2, 2007, the Company requested, and on March 12, 2007 the Panel granted, an extension through April 16, 2007 and April 25, 2007, respectively, to file the Company’s Form 10-K and the first quarter Form 10-Q.

The Company is working diligently to determine the requisite accounting and tax implications and file its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q to regain compliance with Nasdaq listing requirements.

On March 15, 2007, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received the letter from Nasdaq described in this Current Report on Form 8-K.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release issued by the Company dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer
Vice President, Finance and Administration,
Treasurer and Asst. Secretary
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: March 15, 2007